Exhibit 99.2

PART II

Item 6. Selected Financial Data

	Years Ended December 31,
	2015	2014	2013	2012	2011
	(In thousands, except per share amounts and percentages)
Statement of operations data:
Revenues	$2,309,222	$2,308,265	$2,069,193	$1,840,739	$1,882,187
Operating income	140,553	163,119	201,262	108,497	165,206
Operating income margin	6.1%	7.1%	9.7%	5.9%	8.8%
Income from continuing operations	66,508	74,432	104,734	43,236	101,308
Basic income per share from continuing operations attributable to Belden stockholders	1.57	1.72	2.39	0.96	2.15
Diluted income per share from continuing operations attributable to Belden stockholders	1.55	1.69	2.34	0.94	2.11
Balance sheet data:
Total assets	3,290,602	3,232,202	2,728,687	2,569,823	1,778,709
Long-term debt	1,725,282	1,736,954	1,341,470	1,120,767	541,515
Long-term debt, including current maturities	1,727.782	1,739,454	1,343,970	1,136,445	541,515
Total stockholders’ equity	825,523	807,186	836,541	811,860	694,549
Other data:
Basic weighted average common shares outstanding	42,390	43,273	43,871	45,097	47,109
Diluted weighted average common shares outstanding	42,953	43,997	44,737	45,942	48,104
Dividends per common share	$0.20	$0.20	$0.20	$0.20	$0.20
Adjusted results:
Adjusted revenues	2,360,583	2,320,219	2,084,490	1,847,011	1,882,187
Adjusted EBITDA	400,688	359,425	327,210	239,671	220,806
Adjusted EBITDA margin	17.0%	15.5%	15.7%	13.0%	11.7%

Consolidated Results

Since 2011, we have grown our revenues by 22.7%, from $1.9 billion in 2011 to $2.3 billion in 2015, representing a 4.2% compounded annual growth rate for that period. The majority of our revenue growth has been the result of our inorganic initiatives, described below, as we have been operating in a period of low to modest end market growth rates.

The trends in our operating income and income from continuing operations from 2011-2015 have been impacted by a number of acquisitions, dispositions, productivity improvement programs, and other matters, as follows:

•	During 2015, we recognized severance, restructuring, and acquisition integration costs of $47.2 million related to a number of productivity improvement programs. In addition, we acquired Tripwire in our fiscal first quarter. We also recognized $9.2 million of compensation expense related to the accelerated vesting of acquiree stock based compensation awards related to our acquisition of Tripwire.

•	During 2014, we recognized severance, restructuring, and acquisition integration costs of $70.8 million related to the integration of acquired businesses and a productivity improvement program. In 2014, we acquired Grass Valley, ProSoft, and Coast. We recognized purchase accounting effects related to acquisitions, including the adjustment of acquired inventory to fair value, of $8.4 million.

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•	During 2013, we recognized severance and other restructuring costs, including accelerated depreciation expense, of $19.8 million, primarily related to plant consolidation activities in our Broadcast segment, and purchase accounting effects related to acquisitions, including the adjustment of acquired inventory to fair value, of $6.6 million. In 2013, we acquired Softel in our fiscal first quarter.

•	In 2012, we acquired Miranda Technologies Inc. in our fiscal third quarter and PPC Broadband, Inc. in our fiscal fourth quarter. We sold certain assets of our Chinese cable operations that conducted business primarily in the consumer electronics end market at the end of our fiscal fourth quarter. We sold our Thermax and Raydex cable business in 2012, which has been treated as a discontinued operation. During 2012, we also recognized a loss on debt extinguishment of $52.5 million, asset impairment and loss on sale of assets of $33.7 million, purchase accounting effects related to acquisitions, including the adjustment of acquired inventory to fair value, of $18.8 million, and severance and other restructuring costs of $17.9 million.

•	In 2011, we acquired ICM, Poliron, and Byres Security. During 2011, we also recognized severance expense of $4.9 million and asset impairment charges of $2.5 million.

See further discussion of our acquisitions and productivity improvement programs in Notes 3 and 12 to the Consolidated Financial Statements.

Adjusted Results

Since 2011, we have grown our Adjusted Revenues by 25.4%, from $1.9 billion in 2011 to $2.4 billion in 2015, representing a 4.6% compounded annual growth rate for that period. The majority of our Adjusted Revenue growth has been the result of our inorganic initiatives, described above, as we have been operating in a period of low to modest end market growth rates.

We have grown our Adjusted EBITDA by 81.5%, from $220.8 million in 2011 to $400.7 million in 2015, representing a 12.7% compounded annual growth rate for that period. Adjusted EBITDA has grown due to the results of our inorganic initiatives, described above, which have transformed our product portfolio. Importantly, however, our Adjusted EBITDA has also grown due to the impact of productivity improvement programs, as we are committed to continuously improving our cost structure in a low organic growth environment. Furthermore, our Adjusted EBITDA has improved as Lean enterprise techniques have been applied at our acquired companies. These factors have all led to the improvement in Adjusted EBITDA margins from 11.7% in 2011 to 17.0% in 2015.

Use of Non-GAAP Financial Information

Adjusted Revenues, Adjusted EBITDA, and Adjusted EBITDA margin are non-GAAP financial measures. In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide these non-GAAP results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory and deferred revenue to fair value and transaction costs; revenue and cost of sales deferrals for certain acquired product lines subject to software revenue recognition accounting requirements; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; depreciation expense; gains (losses) on debt extinguishment; discontinued operations; and other costs. We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in

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the United States and may not be comparable to similarly titled measures presented by other companies. The following tables reconcile our GAAP results to our non-GAAP financial measures:

	Years Ended
	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012	December 31, 2011
	(In thousands, except percentages)
GAAP revenues	$2,309,222	$2,308,265	$2,069,193	$1,840,739	$1,882,187
Deferred revenue adjustments (1)	51,361	11,954	15,297	6,272	—

Adjusted revenues	$2,360,583	$2,320,219	$2,084,490	$1,847,011	$1,882,187

GAAP operating income	$140,553	$163,119	$201,262	$108,497	$165,206
Amortization of intangible assets	103,791	58,426	50,803	22,792	13,149
Deferred gross profit adjustments (1)	52,876	10,777	11,337	2,902	—
Depreciation expense	46,551	43,736	43,648	35,095	34,964
Severance, restructuring, and acquisition integration costs (2)	47,170	70,827	14,888	17,927	4,938
Purchase accounting effects related to acquisitions (3)	9,747	12,540	6,550	18,782	—
Asset impairment and loss on sale of assets	—	—	—	33,676	2,549
Gain on sale of assets	—	—	(1,278)	—	—

Adjusted EBITDA	$400,688	$359,425	$327,210	$239,671	$220,806

GAAP operating income margin	6.1%	7.1%	9.7%	5.9%	8.8%
Adjusted EBITDA margin	17.0%	15.5%	15.7%	13.0%	11.7%

(1)	Both our consolidated revenues and gross profit were negatively impacted by the reduction of the acquired deferred revenue balance to fair value associated with our acquisition of Tripwire on January 2, 2015, Grass Valley on March 31, 2014, and Miranda Technologies on July 27, 2012. See Note 3 to the Consolidated Financial Statements, Acquisitions.
(2)	See Note 12 to the Consolidated Financial Statements, Severance, Restructuring, and Acquisition Integration Activities, for details.
(3)	In 2015, we recognized $9.2 million of compensation expense related to the accelerated vesting of acquiree stock based compensation awards associated with our acquisition of Tripwire. In addition, we recognized $0.3 million of cost of sales related to the adjustment of acquired inventory to fair value related to our acquisition of Coast and $0.3 million of acquisition related transaction costs. In 2014, we recognized $8.4 million of cost of sales related to the adjustment of acquired inventory to fair value for our acquisitions of Grass Valley, ProSoft, and Coast, as well as $4.1 million of acquisition related transaction costs. In 2013, we recognized $6.6 million of cost of sales related to the adjustment of acquired inventory to fair value for our acquisition of PPC Broadband. See Note 3 to the Consolidated Financial Statements, Acquisitions. In 2012, we recognized $18.8 million of costs related to the adjustment of acquired inventory to fair value and transaction costs for our acquisitions of PPC Broadband and Miranda Technologies.

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